UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report October 3, 2016
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

 (707) 678-3041
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)  On September 30, 2016, Owen John Onsum, retired from First Northern Community Bancorp's and First Northern Bank's Board of Directors.

(d)  On October 1, 2016 , President and Chief Executive Officer Louise A. Walker, announced the appointment of Sean P. Quinn to First Northern Community Bancorp's and First Northern Bank's Board of Directors.  Mr. Quinn will be a member of the Bank's Audit and Compensation Committees.

ITEM 9.01  EXHIBITS

EXHIBIT 99.1   News Press Release dated October 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2016	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer/Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document

99.1	News Press Release dated October 1, 2016

EXHIBIT 99.1

FIRST NORTHERN
COMMUNITY BANCORP

Est. 1910

FIRST NORTHERN BANK

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:	October 3, 2016
Kimberly A. DeBra
EVP/Corporate Communications
FIRST NORTHERN BANK
P.O. Box 547
Dixon, California
(707) 678-3041

Sean P. Quinn Appointed to the Board of
 First Northern Community Bancorp

Dixon, Calif.— Louise A. Walker, President and Chief Executive Officer of First Northern Bank and First Northern Community Bancorp has announced the appointment of Sean P. Quinn to both the Bank and Bancorp's Boards of Directors effective October 1, 2016. He will also serve on First Northern Bank's Audit Committee and Compensation Committee. Mr. Quinn fills the Board seat left vacant from Owen "John" Onsum's retirement on September 30, 2016 at First Northern's mandatory director retirement age. Mr. Onsum retired as President & CEO of First Northern Bank and First Northern Community Bancorp in 2010.

Most recently, Mr. Quinn served as City Manager for the City of Fairfield from 2007 to 2014. Prior to that, Mr. Quinn was the Director of the Department of Community Development for the City of Fairfield from 1995 to 2007. During his tenure with the City of Fairfield, Mr. Quinn oversaw economic and community development, business financing, capital projects and long-range planning activities. Mr. Quinn began his career as an Economic Development Specialist for the Pittsburg Economic & Housing Development Corporation in 1981.

Mr. Quinn holds Bachelor of Arts in Business Economics from the University of California, Santa Barbara. He also completed graduate work in Business and Finance at California State University, Chico.

In addition to serving on the First Northern Boards, Mr. Quinn is a founding member, past president, board member, and committee chair with the California Association for Local Economic Development (CALED); he also is a board member with Paradise Valley Estates, a vice president with Fairfield Community Services Foundation, and he volunteers with Habitat for Humanity and The Leaven.

– more –

The remaining 10 members of First Northern's Board of Directors include: Lori J. Aldrete of Davis (Chairwoman); Foy S. McNaughton of Fairfield (Vice Chairman); Frank J. Andrews Jr. of Fairfield; Patrick R. Brady of Roseville; John M. Carbahal of Winters; Gregory DuPratt of Dixon; Barbara A. Hayes of Sacramento; Richard M. Martinez of Woodland; David W. Schulze of Davis; and Louise A. Walker of Dixon.

About First Northern Bank
As the Sacramento Region's local leader in small business lending and customer satisfaction, First Northern specializes in relationship banking. Experts are available in small business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Non-FDIC insured Investment and Brokerage Services are available at every branch location, including Auburn, Davis, Dixon, Fairfield, Roseville, Sacramento, Vacaville, West Sacramento, Winters, and Woodland. The Bank has a full-service Trust Department in Sacramento and a commercial lending office in Walnut Creek. Mortgage loan officers and commercial loan officers are available by appointment in any of the Bank's 10 branches. The Bank is rated as a "Superior" 5-Star Bank by BauerFinancial Inc. (www.bauerfinancial.com), and can be found on the Web at www.thatsmybank.com, on Facebook and on LinkedIn.

Forward-Looking Statements
This press release may include certain "forward-looking statements" about First Northern Community Bancorp (the "Company"). These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company's most recent reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company's reports filed with the SEC and available at www.sec.gov.

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